Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Registration Statement of Dunkin’ Brands Group, Inc. on Form S-1 of our report dated April 29, 2011 related to the financial statements of BR Korea Co., Ltd. as of December 31, 2010 and 2009, and for each of the three fiscal years ended December 31, 2010 appearing in the prospectus, which is part of this Registration Statement, and to the reference to us under the heading “Experts” in such prospectus.

/s/ DELOITTE ANJIN LLC

November 1, 2011